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                                 Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2000 relating to the financial statements and the Financial Statement Schedule, which appears in the Annual Report on Form 20-F of Trend Micro Incorporated for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers


PricewaterhouseCoopers
Tokyo, Japan
March 26, 2001